UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2017

Date of report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One 135 Route 202/206 Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2017, GAIN Capital Holdings, Inc. (the “Company”) issued $92.0 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2022 (the “Notes”), which amount includes the exercise in full of the over-allotment option granted to the initial purchasers of the Notes, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at a fixed rate of 5.00% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018. The Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election. The Notes will mature on August 15, 2022, unless earlier converted, redeemed or repurchased. The Company may not redeem the Notes prior to August 15, 2020.

The net proceeds from the Note Offering were approximately $89.0 million, after deducting discounts to the initial purchasers but prior to taking into account any estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to repay outstanding indebtedness and the balance for general corporate purposes, which may include strategic acquisitions and share repurchases.

Indenture

The Company issued the Notes pursuant to an indenture, dated as of August 22, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.

Prior to the close of business on the business day immediately preceding April 15, 2022, the Notes may be converted only upon the occurrence of specified events set forth in the Indenture. On or after April 15, 2022, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time. Subject to the foregoing, the Notes are convertible at the option of the holders and will be settled, at the Company’s election, by the payment or delivery of cash, shares of the Company’s common stock, or a combination thereof. The conversion rate is initially 122.0107 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.20 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some circumstances described in the Indenture.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, in certain circumstances, the Company may be required to increase the conversion rate for any Notes converted in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Notes prior to August 15, 2020. On and after August 15, 2020, and prior to the maturity date, the Company may redeem for cash all, but not less than all, of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days, whether or not consecutive, during the 30 consecutive trading day period ending on the trading day immediately preceding the date the Company delivers notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if the Company calls the Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes after the Company delivers a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date.

The Notes are the senior, unsecured obligations of the Company and will rank equal in right of payment with its existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the Notes. The Notes will be structurally subordinated to all debt and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that they may provide with respect to any of the Company’s existing or future debt, and will be effectively subordinated to any secured debt that the Company continues to have outstanding or may incur to the extent of the assets securing such debt.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Notes and the underlying Company common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

In a press release issued August 22, 2017, the Company announced the exercise in full of the over-allotment option granted to the initial purchasers of the Notes. A copy of the corresponding press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 22, 2017, between GAIN Capital Holdings, Inc. and The Bank of New York Mellon.
4.2	Form of 5.00% Convertible Senior Notes due 2022 (included in Exhibit 4.1).
99.1	Press release dated August 22, 2017.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the offering of the Notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close the sale of the Notes and the anticipated use of the net proceeds from the sale of the Notes. The Company’s forward-looking statements also involve assumptions that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout the Company’s annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in the Company’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. As a result, you are cautioned not to rely on these forward-looking statements. The forward-looking statements included herein represent the Company’s views as of the date of this release. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 22, 2017

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego A. Rotsztain
Name:	Diego A. Rotsztain
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 22, 2017, between GAIN Capital Holdings, Inc. and The Bank of New York Mellon.
4.2	Form of 5.00% Convertible Senior Notes due 2022 (included in Exhibit 4.1).
99.1	Press release dated August 22, 2017.